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FLORIDA DEPARTMENT OF STATE
Division of Corporations

June 16, 2014

FLORIDA FILING & SEARCH WALK IN

TALLAHASSEE, FL

Re: Document Number J31727

The Articles of Merger were filed June 13, 2014, for SAND/LAND OF FLORIDA ENTERPRISES, INC., the surviving Florida entity.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6050, the Amendment Section.

Rebekah White

Regulatory Specialist II

Division of Corporations

Letter Number: 314A00012943

Account number: FCA0000000I5

Amount charged: 78.75

www.sunbiz.org

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

COVER LETTER

TO:

Amendment Section

Division of Corporations

SUBJECT:

Sand/Land of Florida Enterprises, Inc.

Name of Surviving Corporation

The enclosed Articles of Merger and fee are submitted for filing. Please return all correspondence concerning this matter to following:

William Eilers

Contact Person

Eilers Law Group, P.A.

Firm/Company

169 NE 43rd Street

Address

Miami, FL 33137

City/State and Zip Code

wreilers@eilerslawgroup.com

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

William Eilers

At (786)

273-9152

Name of Contact Person

Area Code & Daytime Telephone Number

Certified copy (optional) 58.75 (Please send an additional copy of your document if a certified copy is requested)

STREET ADDRESS: Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, Florida 32301	MAILING ADDRESS: Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, Florida 32314

ARTICLES OF MERGER

(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the surviving corporation:

Name

Jurisdiction

Document Number

(If known/ applicable)

Sand/Land of Florida Enterprises, Inc.

Florida

J31727

Second: The name and jurisdiction of each merging corporation:

Name

Jurisdiction

Document Number

(If known/ applicable)

Sandland Acquisition Corp. Florida	P14000047292

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR

(Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT)

The Plan of Merger was adopted by the shareholders of the surviving corporation on

June 6, 2014

The Plan of Merger was adopted by the board of directors of the surviving corporation on and shareholder approval was not required.

Sixth: Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT)

The Plan of Merger was adopted by the shareholders of the merging corporation(s) on

June 6, 2014

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on and shareholder approval was not required.

(Attach additional sheets if necessary)

•

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Typed or Printed Name of Individual & Title Director

we, Preis.e.s

'

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 13 day of June 2014 AMONG: KOPJAGGERS INC., a corporation formed pursuant to the laws of the State of Florida ("KOJA"); AND:

SANDLAND ACQUISITION CORP., a corporation formed pursuant to the laws of the State of Florida and a wholly owned subsidiary of KOJA (the "Acquirer");

AND:

SAND/LAND OF FLORIDA ENTERPRISE, INC., a corporation formed pursuant to the laws of the State of Florida ("SAND/LAND").

WHEREAS:

A.

SAND/LAND is a Florida corporation operating as a waste management company;

B.

The SAND/LAND Shareholders own an aggregate of one hundred (100) SAND/LAND Shares, being 100% of the presently issued and outstanding SAND/LAND Shares;

C.

KOJA is a reporting company whose common stock is quoted on the OTC:QB and which has been engaged in a search for potential merger candidates; and

D.

The respective Boards of Directors of KOJA, SAND/LAND and the Acquirer deem it advisable and in the Best interests of KOJA, SAND/LAND and the Acquirer that the Acquirer merge with and into SAND/LAND (the "Merger") pursuant to this Agreement and the Articles of Merger, and the applicable provisions of the laws of the State of Florida,

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS AND INTERPRETATION

A. Definitions

In this Agreement the following terms will have the following meanings:

I.

"Acquisition Shares" means the 9,490,000 KOJA Common Shares, which shares are to be issued and delivered to the SAND/LAND Shareholders at Closing pursuant to the terms of the Merger in accordance with Schedule A, annexed hereto;

2.

"Agreement" means this agreement and plan of merger among KOJA, the Acquirer, and

SAND/LAND;

3.

"Articles of Merger" means the appropriate articles of merger to be filed with Secretary of State of Florida for the Merger of SAND/LAND and the Acquirer in accordance with the terms of this Agreement;

4.

"SAND/LAND Accounts Receivable" means all accounts receivable and other amounts owing to SAND/LAND;

5.

"SAND/LAND Assets" means all the property and assets of the SAND/LAND Business of every kind and description wherever situated including, without limitation, SAND/LAND Inventory, SAND/LAND Material Contracts, SAND/LAND Accounts Receivable, SAND/LAND Cash, SAND/LAND Intangible Assets and SAND/LAND Goodwill, and all credit cards, charge cards and banking cards issued to SAND/LAND;

6.

"SAND/LAND Business" means all aspects of the business conducted by SAND/LAND;

7.

"SAND/LAND Cash" means all cash on hand or on deposit to the credit of SAND/LAND on the Closing Date, Subject to reduction pursuant to Section 7.1(f) below;

8.

"SAND/LAND Financial Statements" means collectively, the audited financial statements of SAND/LAND for the fiscal years ending December 31, 2012 and December 31, 2011, and the unaudited financial statements of SAND/LAND for the period ending June 30, 2013, which shall be delivered at or before Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

9.

"SAND/LAND Goodwill" means the goodwill of the SAND/LAND Business together with the exclusive right of SAND/LAND to represent itself as carrying on the SAND/LAND Business in succession of SAND/LAND subject to the terms hereof, and the right to use any words indicating that the SAND/LAND Business is so carried on including the right to use the name "Sand/Land of Florida Enterprise, Inc." or any variation thereof as part of the name of or in connection with the SAND/LAND Business or any part thereof carried on or to be carried on by SAND/LAND, the right to all corporate, operating and trade names associated with the SAND/LAND Business, or any variations of such names as part of or in connection with the SAND/LAND Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the SAND/LAND Business, all necessary licenses and authorizations and any other rights used in connection with the SAND/LAND Business;

10.

"SAND/LAND Intangible Assets" means all of the intangible assets of SAND/LAND, including, without linlitation, SAND/LAND Goodwill, all trademarks, logos, copyrights, &Signs, and other intellectual and industrial property of SAND/LAND;

11.

"SAND/LAND Inventory" means all inventory and supplies of the SAND/LAND Business as of June 30, 2013 as increased or decreased in the ordinary course of business;

12.

"SAND/LAND Material Contracts" means the burden and benefit of and the right, title and interest of SAND/LAND in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SAND/LAND is entitled in connection with the SAND/LAND Business under which SAND/LAND is obligated to pay or entitled to receive the sum of Ten Thousand Dollars ($10,000)• or more •annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

13.

"SA/VD/LAND Shares" means all of the issued and outstanding shares of SAND/LAND's equity stock;

14.

"SAND/LAND Shareholders" means all of the holders of the issued and outstanding SAND/LAND Shares;

15.

"Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

16.

"Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

17.

"Commission" means the Securities and Exchange Commission;

18.

"Effective Time" means the effective date of the filing of appropriate Articles of Merger in the form required by the State of Florida provided that the Merger shall become effective as provided in the FBCA;

19.

"Exchange Act" means the Securities Exchange Act of 1934, as amended;

20.

"FBCA" means the Florida Business Corporation Act;

21.

"KOJA Business" means all aspects of any business conducted by KOJA and its subsidiaries, including Subsidiary (as defined herein);

22.

"KOJA Financial Statement?' means, collectively, the audited financial statements of KOJA for the two fiscal years ended March 31, 2013 and 2012, and the unaudited financial statements of KOJA for the period ending June 30, 2013 as included in the SEC Reports;

23.

"KOJA Common Shares" means the shares of common stock in the capital of KOJA;

24.

"Merger" means the merger, at the Effective Time, of SAND/LAND and the Acquirer pursuant to this Agreement;

25.

"Securities Act" means the Securities Act of 1933, as amended;

26.

"SEC Reports" means all forms, reports and documents filed by KOJA with the Commission under the Exchange Act on and after August 31, 2012 through the date hereof;

27.

"Surviving Company" means SAND/LAND following the merger with the Acquirer;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

B. Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or Limit the scope, extent or intent of this Agreement or any provision hereof.

C.

Section References and Schedules

Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

D.

Severability of Clauses

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2 THE MERGER

A.

The Merger. At Closing, the Acquirer shall be merged with and into SAND/LAND pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and SAND/LAND, as it exists from and after the Closing, shall be the Surviving Company.

B.

Effect of the Merger. The Merger shall have the effect provided therefore by the FBCA. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to SAND/LAND or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of SAND/LAND and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of SAND/LAND and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of SAND/LAND and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of SAND/LAND or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

C.

Articles of Incorporation; Bylaws; Directors and Officers The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of SAND/LAND as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the FBCA. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of SAND/LAND as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of incorporation of the. Surviving. Company and as provided by the FBCA. The directors and officers of the Surviving Company from and after the Closing shall be the directors and officers of SAND/LAND immediately prior to the Closing.

D.

Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or SAND/LAND, the shares of capital stock of each of SAND/LAND and the Acquirer shall be converted as follows:

1.

Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

2.

Conversion of SAND/LAND Shares. Each SAND/LAND Share that is issued and outstanding at the Effective Time, set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 94,900 Acquisition Shares for each SAND/LAND Share. All such SAND/LAND Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF KOJA A. Representations and Warranties

KOJA and the Acquirer jointly and severally represent and warrant in all material respects to SAND/LAND, with the intent that SAND/LAND will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

1.

KOJA - Corporate Status and Capacity

a.

Incorporation and Subsidiaries. KOJA is a corporation duly incorporated and validly existing under the laws of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida.

b.

Carrying on Business. KOJA is duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. KOJA is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on their respective businesses.

c.

Corporate Capacity. KOJA has the corporate power, capacity and authority to own its assets. KOJA has the corporate power, capacity and authority to enter into and complete this Agreement.

d.

Reporting Status: Listing. KOJA files reports with the Commission pursuant to Section 15(d) under the Exchange Act. The KOJA Common Shares are quoted on the OTC Bulletin Board under the symbol "KOJA".

e.

SEC Reports. KOJA has filed all required SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.

Acquirer - Corporate Status and Capacity

a.

Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws, of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida.

b.

Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

c.

Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement.

3.

KOJA - Capitalization

a.

Authorized Capital. The authorized capital of KOJA consists of 20,000,000 shares of common stock, $0.001 par value, of which 10,510,000 KOJA Common Shares are presently issued and outstanding.

b.

No Option. Except as provided in in this Agreement, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock of KOJA or for the purchase, subscription or issuance of any of the unissued shares in the capital of KOJA.

4.

Acquirer - Capitalization

a.

Authorized Capital. The authorized capital of the Acquirer consists of 1,000 shares of common stock, of which 500 shares of common stock are presently issued and outstanding and which are owned by KOJA.

b.

No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer.

5.

KOJA - Records and Financial Statements

a.

Charter Documents. The charter documents of KOJA and the Acquirer are as provided to SAND/LAND. KOJA and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

b.

KOJA Financial Statements. The KOJA Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of KOJA, including the assets and liabilities, if any of KOJA's subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of KOJA during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

c.

KOJA Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of KOJA or its subsidiaries which are not reflected in the KOJA Financial Statements except those incurred in the ordinary course of business since the date of the KOJA Financial Statements, and neither KOJA nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

d.

KOJA Accounts Receivable. There are no accounts receivable of KOJA or any of KOJA's subsidiaries which are not reflected in the KOJA Financial Statements except those incurred in the ordinary course of business since the date of the KOJA Financial Statements.,

e.

No Debt. Neither KOJA nor its subsidiaries are, on the date hereof and on Closing will be, materially indebted to any, person or entity or other third party, including any affiliate, director or officer of KOJA, except as reflected in the KOJA Financial Statements and except for those incurred in the ordinary course of business since the date of the KOJA Financial Statements.

f.

No Related Party Debt to KOJA. Except as set forth in the SEC Reports, no director or officer or affiliate of KOJA or its subsidiaries is now indebted to or under any financial obligation to KOJA or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total.

g.

No Dividends. No dividends or other distributions on any shares in the capital of KOJA or the Subsidiary have been made, declared or authorized since the date of the KOJA Financial Statements.

h.

No Payments.. No payments of any kind have been made or authorized since the date of 'the KOJA Financial Statements to or on behalf of officers, directors, shareholders or employees of KOJA or its subsidiaries or under, any management agreements with KOJA or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them.

i.

No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting KOJA or its subsidiaries.

j.

No Adverse Events. Since June 30, 2013, (i) there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of KOJA, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting KOJA, the KOJA Business or KOJA's right to carry on the KOJA Businegs, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement, (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting KOJA, its subsidiaries, or the KOJA Business, (iii) there has not been any material increase in the compensation payable or to become payable by KOJA to any of KOJA's officers, employees or agents or any bonus, payment or arrangement made to or with any of them, (iv) the KOJA Business has been and continues to be carried on in the ordinary course, (v) KOJA has not waived or surrendered any right of material value, (vi) Neither KOJA nor its subsidiaries have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and (vii) no capital expenditures in excess of Five Thousand Dollars ($5,000) have been authorized or made by KOJA.

6.

KOJA - Income Tax Matters

a.

Tax Returns. As of the Closing Date, tax returns for 2013, 2012 and 2011 and reports of KOJA and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by KOJA and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, KOJA hereby represents that no amounts are owed to any taxing authorities by KOJA and/or its subsidiaries for the period commencing on the formation(incorporation) of KOJA though the Closing Date.

b.

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax. returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by KOJA. KOJA is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

7.

KOJA - Applicable Laws and Legal Matters

a.

Licenses. KOJA and its subsidiaries hold all licenses and permits as may be requisite for carrying on the KOJA Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the KOJA Business.

b.

Applicable Laws. Neither KOJA nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the KOJA Business, and to KOJA's knowledge, neither KOJA nor its subsidiaries are in breach of any taws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the KOJA Business.

c.

Pending or Threatened Litigation. Except as provided in the SEC Reports, there is no litigation or administrative or governmental proceeding pending or threatened against or relating to KOJA, its subsidiaries, or the KOJA Business nor does KOJA have any knowledge of any act or omission of KOJA or its subsidiaries that would form any material basis for any such action or proceeding.

d.

No Bankruptcy. Neither KOJA nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against KOJA or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of KOJA or its subsidiaries.

e.

Labor Matters. Neither KOJA nor its subsidiaries are party to any collective agreement relating to the KOJA Business with any labor union or other association of employees and no part of the KOJA Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of KOJA, has made any attempt in that regard.

f.

Finder's Fees. Neither KOJA nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

8.

Execution and Performance of Agreement

a.

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion. of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of KOJA and the Acquirer.

b.

No Violation or Breach. The execution and performance of this Agreement will not:

violate the charter documents of KOJA or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which KOJA or its subsidiaries are party,

ii.

give any person any right to terminate or cancel any agreement or any right or rights enjoyed by KOJA or its subsidiaries,

iii.

result in any alteration of KOJA's or its subsidiaries' obligations under any agreement to which KOJA or its subsidiaries are party,

iv.

result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of KOJA,

v.

result in the imposition of any tax liability to KOJA or its subsidiaries relating to the assets of KOJA, or

vi.

violate any court order or decree to which either KOJA or its subsidiaries is subject.

9.

The KOJA Business

•

a.

Maintenance of Business. Since the date of the KOJA Financial Statements, KOJA and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as provided in, contemplated by, or set forth in this Agreement or in the SEC Reports.

b.

Subsidiaries. Except for (i) the Acquirer and (ii) Sand/Land Acquisition Corp., Inc., a Florida corporation (formed solely for the purpose of changing the name of KOJA) (the "Name Change Subsidiary"), KOJA does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm. References in this Agreement to any subsidiaries of the KOJA shall include the Acquirer, the Name Change Subsidiary and any other subsidiary that KOJA may have but has not disclosed in this Agreement.

10.

KOJA - Acquisition Shares

a.

Acquisition Shares. The Acquisition Shares when delivered to the holders of SAND/LAND Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of KOJA, in all cases subject to the provisions and restrictions of all applicable securities laws.

b.

Securities Law Compliance. Except as set forth in the SEC Reports, KOJA has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock). Neither KOJA nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of KOJA under cireumstahces which would require the integration of such offering with the offering of the Acquisition Shares issued to the SAND/LAND Shareholders) which subject the issuance or sale of such shares to the SAND/LAND Shareholders to the registration requirements of Section 5 of the Securities Act.

B.

Non-Merger and Survival

The representations and warranties of KOJA and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the SAND/LAND Shareholders, the representations and warranties of KOJA shall survive the Closing for a period of two (2) years.

C.

Indemnity

KOJA shall defend, indemnify and save harmless SAND/LAND from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by KOJA of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by KOJA and/or the Acquirer to SAND/LAND hereunder. Legal fees and other costs of defending and prosecuting this action shall be borne by KOJA.

•

ARTICLE 4 COVENANTS OF KOJA

A. Covenants

KOJA covenants and agrees with SAND/LAND that KOJA will:

1.

Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

2.

Access. Until the Closing, give the SAND/LAND Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of KOJA, and furnish to the SAND/LAND Shareholders and their representatives all such information as they may reasonably request;

3.

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger; and

4.

SEC Filings. Until the Closing, file with the Commission in a timely manner, all reports and other documents required of KOJA under either the Securities Act or the Exchange Act.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SAND/LAND

A.

Representations and Warranties

SAND/LAND represents arid warrants in all material respects to KOJA, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

I.

SAND/LAND - Corporate Status and Capacity

a.

Incorporation. SAND/LAND is a corporation duly incorporated and validly existing under the laws of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida.

b.

Carrying on Business. SAND/LAND is duly qualified or licensed to do business and in in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on its businesses.

c.

Corporate Capacity. SAND/LAND has the corporate power, capacity and authority to own the SAND/LAND Assets and to carry on the SAND/LAND Business and SAND/LAND has the corporate power, capacity and authority to enter into and complete this Agreement.

2.

SAND/LAND - Capitalization

a.

Authorized Capital. The authorized capital of SAND/LAND consists of 100 shares of common stock, par value $0.01.

b.

Ownership of SAND/LAND Shares. The issued and outstanding share capital of SAND/LAND consist of 100 shares of common stock (being the SAND/LAND Shares), which shares are validly issued and outstanding as fully paid and non-assessable shares. The SAND/LAND Shareholders are the registered and beneficial owner of the SAND/LAND Shares. The SAND/LAND Shares owned by the SAND/LAND Shareholders are free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through KOLA and/or the Acquirer. Except as provided in in this Agreement, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock of SAND/LAND or for the purchase, subscription or issuance of any of the unissued shares in the capital of SAND/LAND.

c.

No Restrictions There are no restrictions on the transfer, sale or other disposition of SAND/LAND Shares contained in the charter documents of SAND/LAND or under any agreement.

3.

SAND/LAND - Records and Financial Statements

a.

Charter Documents. SAND/LAND is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or bylaws.

b.

SAND/LAND Financial Statements. The SAND/LAND Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SAND/LAND as of the respective dates thereof, and the results of operations and changes in financial position of SAND/LAND during the periods covered thereby, and are prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

c.

SAND/LAND Accounts Payable and Liabili 'es. There are no material liabilities, contingent or otherwise, of SAND/LAND which are not reflected in the SAND/LAND Financial Statements except those incurred in the ordinary course of business since the date of the SAND/LAND Financial Statements.

d.

No Dividends. No dividends or other distributions on any shares in the capital of SAND/LAND Piave been made, declared or authorized since the date of the SAND/LAND Financial Statements.

4.

SAND/LAND - Income Tax Matters

a.

Tax Returns. All tax returns and reports of SAND/LAND required by law to be filed have been filed and to the Best of SAND/LAND's knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by SAND/LAND or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid.

b.

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SAND/LAND. SAND/LAND is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

5.

SAND/LAND - Applicable Laws and Legal Matters

a.

Licenses. SAND/LAND holds all licenses and permits as may be requisite for carrying on the SAND/LAND Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SAND/LAND Business.

b.

Applicable Laws. SAND/LAND has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the SAND/LAND Business, and, to SAND/LAND's knowledge and belief, SAND/LAND is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the SAND/LAND Business.

c.

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SAND/LAND, the SAND/LAND Business, or any of the SAND/LAND Assets, nor does SAND/LAND have any knowledge of any deliberate act or omission of SAND/LAND that would form any material basis for any such action or proceeding.

d.

No Bankruptcy. SAND/LAND has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SAND/LAND and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SAND/LAND.

e.

Labor Matters. SAND/LAND is not a party to any collective agreement relating to the SAND/LAND Business with any labor union or other association of employees and no part of the SAND/LAND Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SAND/LAND, has made any attempt in that regard and SAND/LAND has no reason to believe that any current employees will leave SAND/LAND's employ as a result of this Merger.

6.

Execution and Performance of Agreement

a.

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SAND/LAND and the SAND/LAND Shareholders.

♦

b.

No Violation or Breach. The execution and performance of this Agreement will not (i)

violate the charter documents of SAND/LAND or result in any breach of, or default under, any loan agreement mor*: ge, deed of trust, or any other agreement to which SAND/LAND is a party, (ii) give any person any right to terminate or cancel any agreement including, without limitation, SAND/LAND Material Contracts, or any right or rights enjoyed by SAND/LAND, (iii) result in any material alteration of SAND/LAND's obligations under any agreement to which SAND/LAND is a party including, without limitation, the SAND/LAND Material Contracts, (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the SAND/LAND Assets, (v) result in the imposition of any tax liability to SAND/LAND relating to SAND/LAND Assets or the SAND/LAND Shares, or (vi) violate any court order or decree to which SAND/LAND is subject.

7.

SAND/LAND Assets - Ownership and Condition

a.

No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SAND/LAND Assets.

b.

SAND/LAND Material Contracts. The SAND/LAND Material Contracts constitute all of the material contracts of SAND/LAND.

c.

No Default. There has not been any default in any material obligation of SAND/LAND or any other party to be performed under any of the SAND/LAND Material Contracts, each of which is in good standing and in MI force and effect and unamended, and, SAND/LAND is not aware of any default in the obligations of any other party to any of the SAND/LAND Material Contracts.

8.

SAND/LAND Assets - SAND/LAND Goodwill and Other Assets

SAND/LAND does not have any knowledge of any infringement by SAND/LAND of any patent, trademark, copyright or trade secret.

9.

The Business of SAND/LAND

a.

Maintenance of Business. Since the date of the SAND/LAND Financial Statements, the SAND/LAND Business has been carried on in the ordinary course, and SAND/LAND has not entered into any material agreement or commitment except in the ordinary course of business, except as contemplated by this Agreement.

b.

Subsidiaries. SAND/LAND does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

B. Non-Merger and Survival

The representations and warranties of SAND/LAND contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by KOJA, the representations and warranties of SAND/LAND shall survive the Closing for a period of two (2) years.

C. Indemnity

SAND/LAND agrees to indemnify and save harmless KOJA from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of SAND/LAND to defend any such claim), resulting from the breach by SAND/LAND of any representation or warranty of SAND/LAND made under this Agreement or Irwin any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SAND/LAND to KOJA hereunder. Legal fees and other costs of defending and prosecuting this action shall be borne by SAND/LAND.

ARTICLE 6 COVENANTS OF SAND/LAND

A. Covenants

SAND/LAND covenants and agrees with KOJA that it will:

1.

Conduct of Business. Until the Closing, conduct the SAND/LAND Business diligently and in the ordinary course consistent with the manner in which the SAND/LAND Business generally has been operated up to the date of execution of this Agreement;

2.

Preservation of Business. the

the Closing, use its Best efforts to preserve the SAND/LAND Business and the SAND/LAND Assets; and

3.

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the SAND/LAND Assets, including the SAND/LAND Material Contracts.

ARTICLE 7 CONDITIONS PRECEDENT

A.

Conditions Precedent in favor of KOJA

KOJA's obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by KOJA) of each of the following conditions precedent on or before the

Closing:

.

•

1.

all documents or copies of documents required to be executed and delivered to KOJA as set forth in Article 9 hereof will have been so executed and delivered;

2.

all of the terms, covenants and conditions of this Agreement to be complied with or performed by SAND/LAND at or prior to the Closing will have been complied with or performed;

3.

title to the SAND/LAND Shares held by the SAND/LAND Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or .other claims whatsoever not created by or through KOJA and/or the Acquirer;

a

4.

the Articles of Merger shall be executed by SAND/LAND in form acceptable for filing with the Florida Secretary of State;

5.

subject to Article 8 hereof, there will not have occurred:

a.

any material adverse change in the financial position or condition of SAND/LAND,

its liabilities or the SAND/LAND Assets or any damage, loss or other change in circumstances materially and adversely affecting the SAND/LAND Business or the SAND/LAND Assets or SAND/LAND's right to carry on the SAND/LAND Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

•

b.

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SAND/LAND or the SAND/LAND Business (whether or not covered by insurance) materially and adversely affecting SAND/LAND, the SAND/LAND Business or the SAND/LAND Assets;

6.

the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

7.

all representations and warranties of SAND/LAND contained herein shall be true and correct as of the Closing Date; and

8.

KOJA shall be in receipt of the SAND/LAND Financial Statements.

B.

Waiver by KOJA

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of KOJA and any such condition may be waived in whole or in part by KOJA at or prior to Closing by delivering to SAND/LAND a written waiver to that effect signed by KOJA. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, KOJA shall be released from all obligations under this Agreement.

C.

Conditions Precedent in Favor of SAND/LAND

The obligations of SAND/LAND to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

I.

all documents or copies of documents, securities issuances and wire transfers required to be executed and delivered to KOJA as set forth in Article 9 hereof will have been so executed and delivered;

2.

the following persons shall be elected officers of KOJA, effective upon the Effective Time: Charles Teelon (Chief Executive Officer), Louis "Tiny" Paveglio (Chief Operating Officer and Secretary);

3.

the board of directors of KOJA shall have expanded to three in a form reasonably acceptable to SAND/LAND, and Charles Teelon, Louis "Tiny" Paveglio , Jeff Chattier shall have been appointed to KOJA's board of directors in a form reasonably acceptable to SAND/LAND;

4.

all of the terms, covenants and conditions of this Agreement to be complied with or performed by KOJA or the Acquirer at or prior to the Closing shall have been complied with or performed;

5.

SAND/LAND shall have completed its review and inspection of the books and records of KOJA and its subsidiaries and shall be reasonably satisfied with same in all material respects;

6.

title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

7.

the Articles of Merger shall be executed by the Acquirer in form acceptable for filing with the Florida Secretary of State;

8.

subject to Article 8 hereof, there will not have occurred (i) any material adverse change in the financial position or condition of KOJA, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting KOJA or the KOJA Business or KOJA's right to carry on the KOJA Business, other than changes in the ordinary course of business, none of which has been materially adverse, or (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to KOJA or the KOJA Business (whether or not covered by insurance) materially and adversely affecting KOJA, its subsidiaries or its assets;

9.

the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

10.

all representations and warranties of KOJA and the Acquirer contained herein shall be true and correct as of the Closing Date.

D. Waiver by SAND/LAND

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SAND/LAND and any such condition may be waived in whole or in part by SAND/LAND at or prior to the Closing by delivering to KOJA a written waiver to that effect signed by SAND/LAND. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing SAND/LAND shall be released from all obligations under this Agreement.

ARTICLE 8 RISK

A.

Material Change in the Business of SAND/LAND

1.

If any material loss or damage to the SAND/LAND Business occurs prior to Closing and such loss or damage, in KOJA's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, KOJA shall, within two (2) days following any such loss or damage, by notice in writing to SAND/LAND, at its option, either:

2.

terminate this Agreement, in which case no party will be under any further obligation to any other party; or

3.

elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to KOJA's obligations to carry out the transactions contemplated hereby, be vested in SAND/LAND or otherwise adequately secured to the satisfaction of KOJA on or before the Closing Date.

B. Material Change in the KOJA Business

1.

If any material loss or damage to the KOJA Business occurs prior to Closing and such loss or damage, in SAND/LAND's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, SAND/LAND shall, within two (2) days following any such loss or damage, by notice in writing to KOJA, at its option, either:

2.

' terminate this Agreement, in which case no party will be under any further obligation to any other party; or

3.

elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SAND/LAND's obligations to carry out the transactions contemplated hereby, be vested in KOJA or otherwise adequately secured to the satisfaction of SAND/LAND on or before the Closing Date.

ARTICLE 9 CLOSING

A. Documents to be Delivered by SAND/LAND

On or before the Closing, SAND/LAND will deliver or cause to be delivered to KOJA:

1.

all reasonable consents or approvals required to be obtained by SAND/LAND for the purposes of completing the Merger;

2.

an acknowledgement from SAND/LAND of the satisfaction of the conditions precedent set forth in section 7.1 hereof; and

3.

such other documents as KOJA may reasonably require to give effect to the terms and intention of this Agreement.

B.

Documents to be Delivered by KOJA

On or before the Closing,, KOJA and the Acquirer shall deliver or cause to be delivered to SAND/LAND:

1.

an acknowledgement from KOJA of the satisfaction of the conditions precedent set forth in section 7.3 hereof; and

2.

such other documents as SAND/LAND may reasonably require to give effect to the terms and intention of this Agreement.

3.

Promptly following the Closing, KOJA will deliver or cause to be delivered certificates for the Acquisition Shares to the SAND/LAND Shareholders.

ARTICLE 10 POST-CLOSING MATTERS

Forthwith after the Closing, KOJA and SAND/LAND agree to use all their Best efforts to:

A.

file the Articles of Merger with the Secretary of State of Florida; and

B.

within four business days after the Closing, file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement which includes audited financial statements of SAND/LAND as well as pro forma financial information of SAND/LAND and KOJA as required by Regulation S-X as promulgated by the Commission.

ARTICLE 11 GENERAL PROVISIONS

A.

Governing Law

This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of Michigan as applied to contracts that are executed and performed in Michigan, without regard to the principles of conflicts of law thereof.

B.

Indemnification Provisions

Notice to Indemnifying Party. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 3.3 or 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or maybe sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

C.

Notice

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid certified or registered mail, e-mail or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally, by e-mail or by Facsimile shall be deemed to have been received on the actual date of delivery.

D.

Addresses for Service

The address for service of notice of each of the parties hereto is as follows:

KOJA or the Acquirer:

SAND/LAND:

With a copy to:

Eilers Law Group, P.A.

169 4314 Street

Miami, FL 33137

Attn: William R. Eilers, Esq.

E.

Change of Address

Any party may, by notice to the other parties change its address for notice to some other address.

F.

Further Assurances

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

G.

Time of the Essence

Time is expressly declared to be the essence of this Agreement.

H.

Entire Agreement

The provisions contained herein constitute the entire agreement among SAND/LAND, the Acquirer and KOJA respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among SAND/LAND, the Acquirer and KOJA with respect to the subject matter hereof.

I.

Succession

This Agreement will endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

J.

Assignment

This Agreement is not assignable without the prior written consent of the parties hereto.

K.

Expenses

Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

L.

Counterparts

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery ofexecuted copies of this Agreement by Facsimile will constitute proper delivery.

M.

Termination

This Agreement may only be terminated at any time prior to the Closing Date:

1.

upon mutual written consent authorized by the Board of Directors of KOJA and SAND/LAND; or

2.

by either KOJA or SAND/LAND if the Closing shall not have been consummated by the close of business on June 30 , 2014.

(Remainder of page intentionally left blank]

19

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

By: name: JOHN EGGERMONT S/S	KOPJAGGERS INC.

TITLE

SAND/LAND OF FLORIDA ENTERPRISE, INC.

By:     S/S

Name: Title:

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;heading 1;heading 2;heading 3;heading 4;heading 5;heading 6;heading 7;heading 8;heading 9;toc 1;toc 2;toc 3;toc 4;toc 5;toc 6;toc 7;toc 8;toc 9;caption;Title;Default Paragraph Font;Subtitle;Strong;Emphasis;Table Grid;Placeholder Text;No Spacing;Light Shading;Light List;Light Grid;Medium Shading 1;Medium Shading 2;Medium List 1;Medium List 2;Medium Grid 1;Medium Grid 2;Medium Grid 3;Dark List;Colorful Shading;Colorful List;Colorful Grid;Light Shading Accent 1;Light List Accent 1;Light Grid Accent 1;Medium Shading 1 Accent 1;Medium Shading 2 Accent 1;Medium List 1 Accent 1;Revision;List Paragraph;Quote;Intense Quote;Medium List 2 Accent 1;Medium Grid 1 Accent 1;Medium Grid 2 Accent 1;Medium Grid 3 Accent 1;Dark List Accent 1;Colorful Shading Accent 1;Colorful List Accent 1;Colorful Grid Accent 1;Light Shading Accent 2;Light List Accent 2;Light Grid Accent 2;Medium Shading 1 Accent 2;Medium Shading 2 Accent 2;Medium List 1 Accent 2;Medium List 2 Accent 2;Medium Grid 1 Accent 2;Medium Grid 2 Accent 2;Medium Grid 3 Accent 2;Dark List Accent 2;Colorful Shading Accent 2;Colorful List Accent 2;Colorful Grid Accent 2;Light Shading Accent 3;Light List Accent 3;Light Grid Accent 3;Medium Shading 1 Accent 3;Medium Shading 2 Accent 3;Medium List 1 Accent 3;Medium List 2 Accent 3;Medium Grid 1 Accent 3;Medium Grid 2 Accent 3;Medium Grid 3 Accent 3;Dark List Accent 3;Colorful Shading Accent 3;Colorful List Accent 3;Colorful Grid Accent 3;Light Shading Accent 4;Light List Accent 4;Light Grid Accent 4;Medium Shading 1 Accent 4;Medium Shading 2 Accent 4;Medium List 1 Accent 4;Medium List 2 Accent 4;Medium Grid 1 Accent 4;Medium Grid 2 Accent 4;Medium Grid 3 Accent 4;Dark List Accent 4;Colorful Shading Accent 4;Colorful List Accent 4;Colorful Grid Accent 4;Light Shading Accent 5;Light List Accent 5;Light Grid Accent 5;Medium Shading 1 Accent 5;Medium Shading 2 Accent 5;Medium List 1 Accent 5;Medium List 2 Accent 5;Medium Grid 1 Accent 5;Medium Grid 2 Accent 5;Medium Grid 3 Accent 5;Dark List Accent 5;Colorful Shading Accent 5;Colorful List Accent 5;Colorful Grid Accent 5;Light Shading Accent 6;Light List Accent 6;Light Grid Accent 6;Medium Shading 1 Accent 6;Medium Shading 2 Accent 6;Medium List 1 Accent 6;Medium List 2 Accent 6;Medium Grid 1 Accent 6;Medium Grid 2 Accent 6;Medium Grid 3 Accent 6;Dark List Accent 6;Colorful Shading Accent 6;Colorful List Accent 6;Colorful Grid Accent 6;Subtle Emphasis;Intense Emphasis;Subtle Reference;Intense Reference;Book Title;Bibliography;TOC Heading;0105000002000000180000004d73786d6c322e534158584d4c5265616465722e352e3000000000000000000000060000d0cf11e0a1b11ae1000000000000000000000000000000003e000300feff090006000000000000000000000001000000010000000000000000100000feffffff00000000feffffff0000000000000000fffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffdfffffffeffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffff52006f006f007400200045006e00740072007900000000000000000000000000000000000000000000000000000000000000000000000000000000000000000016000500ffffffffffffffffffffffffec69d9888b8b3d4c859eaf6cd158be0f000000000000000000000000a066a01fc78ccf01feffffff00000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000105000000000000

Endnotes

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4 WI'. milg

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